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                                                                     Exhibit 11


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Prospectus and to the incorporation by reference, in Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A No. 33-24848) and related Prospectus of Fountain Square Funds, of those references and of our report dated September 12, 1997 on the Fountain Square Funds (comprising respectively, Fountain Square Ohio Tax Free Bond Fund, Fountain Square U.S. Government Securities Fund, Fountain Square Quality Bond Fund, Fountain Square Quality Growth Fund, Fountain Square Mid Cap Fund, Fountain Square Balanced Fund, Fountain Square Equity Income Fund, Fountain Square Bond Fund For Income, Fountain
Square Municipal Bond Fund and Fountain Square International Equity Fund).


                                                  /s/ Ernst & Young


Cincinnati, Ohio
November 25, 1997